SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                               September 16, 2003

                        _________________________________
                        (Date of earliest event reported)

                              LIBERATE TECHNOLOGIES
             ______________________________________________________
             (Exact name of Registrant as specified in its charter)

        Delaware                    000-26565                94-3245315
-------------------------------------------------------------------------------
(State of Incorporation)      (Commission File No.)        (IRS Employer
                                                          Identification No.)


                 2 Circle Way, San Carlos, California 94070-6200
          ____________________________________________________________
          (Address of principal executive offices, including zip code)

                                 (650) 701-4000
              ____________________________________________________
              (Registrant's telephone number, including area code)


          _____________________________________________________________
          (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits.

         99.1 Press Release, dated September 16, 2003, issued by Liberate Technologies.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

            On September 16, 2003, Liberate Technologies issued a press release announcing fiscal year 2003 and restated fiscal year 2002 financial results. The text of the press release is furnished as Exhibit 99.1 to this Form 8-K.

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                                    LIBERATE TECHNOLOGIES



                                          By:  /s/ Kent Walker
                                               _________________________________
                                          Name:  Kent Walker
                                          Title: Executive Vice President and
                                                 General Counsel

Date:  September 16, 2003

                                  EXHIBIT INDEX

EXHIBIT NO.                    DESCRIPTION
----------                     ------------
99.1                           Press release, dated September 16, 2003, issued
                               by Liberate Technologies.

[GRAPHIC LOGO OMITTED]

                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:

Greg Wood                                  Kent Walker
Chief Financial Officer                    General Counsel
Liberate Technologies                      Liberate Technologies
(650) 701-4080                             (650) 701-4077
gwood@liberate.com                         kwalker@liberate.com



        LIBERATE ANNOUNCES FY 2003 AND RESTATED FY 2002 FINANCIAL RESULTS

      Company Purchases Supplemental Insurance For Shareholder Litigation;
                     Announces Expected Sale of OSS Division

     Conference Call September 16, 2003, at 2:00 p.m. Pacific Daylight Time

SAN CARLOS, Calif., September 16, 2003 -- Liberate Technologies (Pink Sheets:
LBRT), a leading provider of software for digital cable systems, announced financial results for its 2003 fiscal year ended May 31, 2003 and completed its previously announced restatement of its 2002 fiscal year financial results. In addition, Liberate announced that it has purchased supplemental insurance for potential liability and defense costs related to the restatement and that it expects to enter into an agreement to sell its OSS division.

"We have restructured our company, completed the restatement of financial results, and put in place insurance for the pending shareholder litigation," said David Lockwood, Liberate's Chairman and CEO. "We are now executing on our business plan to establish Liberate as the leading provider of software for digital cable systems."

"Our software allows cable operators to run multiple services on multiple platforms," said Mr. Lockwood. "Based on industry standards, our software enables the delivery of a suite of integrated services, including
High-Definition Television, Video on Demand, and Personal Video Recorders, to a range of set-top box platforms."


Fiscal 2003 Results

Liberate's revenues for its 2003 fiscal year were $27.7 million, compared to $70.5 million for the prior fiscal year. The net loss was $399.3 million, compared to $335.1 million for the prior year.

Revenues fell during fiscal 2003 primarily due to a slowdown in deployments by European cable operators, reduced realization of deferred revenues from North American customers, and reduced service revenues. Liberate's deferred revenue balance decreased $28.7 million in fiscal 2002 and $10.4 million in fiscal 2003. Operating expenses declined for fiscal 2003 due to reduced staffing in the second half of the year, although these savings were partially offset by an increase in expenses related to the restatement.

As of May 31, 2003, Liberate had cash and short-term investments of $261.7 million, plus an additional $9.2 million held as security for office leases. Net operating loss carry-forwards available to offset future taxable income are approximately $500 million, and will expire at various dates between 2005 and 2023.


Restatement of Prior Period Results

Liberate also announced that its audit committee has completed its review of the company's prior period financial statements. As a result of that review, Liberate restated its financial statements for the second, third, and fourth quarters of its 2002 fiscal year, and revised its financial results for the first quarter of its 2003 fiscal year, which had been previously announced in a press release. The total revenue adjustment for these periods was $10.8 million, of which $6.8 million was deferred to later periods. Following the restatement and revision, total revenues for fiscal 2002 were $70.5 million, rather than the originally reported $80.3 million, and total revenues for the first quarter of fiscal 2003 were $9.4 million before the effects of discontinued operations, rather than the originally announced $10.3 million. The attached financial statements and Liberate's new and amended SEC reports filed today provide additional information regarding the restatement.

The principal reason for the restatement of revenues was the failure of certain employees to communicate material facts relating to commercial transactions to the employees responsible for revenue recognition.

As a result of the audit committee's investigation, Liberate has also made personnel changes and adopted additional policies designed to strengthen its internal controls and procedures.


Purchase of Supplemental Insurance Policy

On August 29, 2003, Liberate purchased a $100 million supplemental loss mitigation insurance policy from a AAA/A++ rated insurance carrier to cover liabilities that may arise from pending securities and derivative litigation related to Liberate's restatement. This policy is in addition to Liberate's existing policies that provide for up to $15 million of coverage. Liberate paid a $17.9 million premium for the loss mitigation policy, with a rebate of up to $4.4 million if an eventual settlement or judgment is less than specified amounts.


Expected Sale of OSS Division, previously known as Sigma Systems

Liberate expects in the near future to enter into a definitive agreement for the sale of its OSS division, previously known as Sigma Systems. Acquired by Liberate in August of last year, the OSS division provides software for the provisioning and management of high-speed data and telephony services over digital cable networks. The OSS division is based in Toronto, Ontario, employs approximately 100 professionals, and had net assets of approximately $1.1 million as of May 31, 2003. Revenues for the OSS division following the acquisition were approximately $2.3 million in Liberate's 2003 fiscal year. Following a sale of the OSS division and the completion of certain transitional assignments, Liberate expects to reach a target headcount of approximately 150 full-time professionals by the end of the current calendar year.


Preliminary First Quarter 2004 Revenues

Liberate expects that its revenues for the first quarter of its 2004 fiscal year, ended August 31, 2003, will decline significantly from the revenues of $6.6 million reported during the fourth quarter of 2003. This decrease in revenues reflects the difficult business climate for the cable sector, the lower realization of deferred revenues, and the classification of the OSS division as a discontinued operation.


Changes to Liberate's Board of Directors

Christopher Bowick and Dana Evan have resigned from Liberate's board of directors, effective today. Liberate's board now consists of four independent directors (Charles Corfield, Patrick Jones, David Nagel, and Robert Walker) and one management director (David Lockwood).

"Chris and Dana have made important contributions to Liberate over the years. During the past months, they have played an important role as we completed the restatement and restructured the company," said Mr. Lockwood. "We thank them for their service as board members."


Conference Call

Liberate has scheduled a conference call on September 16, 2003, at 2:00 p.m. Pacific Daylight Time. The call-in number is (212) 346-7479. A replay of the call will be available until Friday, September 26, 2003 on either (402) 977-9140 or (800) 633-8284, reservation code 21160815. The conference call can also be accessed via live webcast at Liberate's website (www.liberate.com) and will remain available for replay.


About Liberate Technologies

Liberate Technologies is a leading provider of software for digital cable systems. Based on industry standards, Liberate's software enables cable operators to run multiple services -- including High-Definition Television, Video on Demand, and Personal Video Recorders -- on multiple platforms. Headquartered in San Carlos, California, Liberate has offices in Ontario, Canada, and the United Kingdom. Liberate and the Liberate design are registered trademarks of Liberate Technologies. Other product names used in association with these registered trademarks are trademarks of Liberate Technologies.



"Safe Harbor" Statement under the Private Securities Litigation Reform Act of
1995

Those statements above that involve expectations or intentions (such as those relating to future business or financial performance or anticipated corporate or commercial activities) are forward-looking statements, not guarantees of future performance. Actual results may vary materially due to the uncertain market for interactive television services, dependence on a limited number of cable network operators, business disruption resulting from Liberate's restatement and related litigation, necessary adjustments related to recent restructuring, and other risks outlined in Liberate's filings with the Securities and Exchange Commission (including its most recent reports on Forms 10-K and 10-Q).


                              LIBERATE TECHNOLOGIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      (In thousands, except per share data)


                                                                               May 31,
                                                                      --------------------------
                                                                         2002            2003
                                                                       (As restated)
                                                                      --------------------------
                                            Assets

Current assets:
     Cash & cash equivalents                                            $ 111,396     $ 261,689
     Short-term investments                                               106,228             -
     Accounts receivable, net of allowance of doubtful
        accounts of $550 and $569, as of May 31, 2002
        and 2003, respectively                                             12,975         4,881
     Receivable from affiliate                                                174             -
     Prepaid expenses and other current assets                              6,979         3,866
                                                                      ------------ -------------
        Total current assets                                              237,752       270,436

Property and equipment, net                                                14,500         6,844
Goodwill and intangible assets, net                                       210,981         3,333
Long-term investments                                                     183,409             -
Deferred costs                                                             22,791        14,449
Restricted cash                                                             9,199         9,249
Notes receivable from officers                                              1,618             -
Other                                                                         691           657
                                                                      ------------ -------------
        Total assets                                                    $ 680,941     $ 304,968
                                                                      ============ =============

                             Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable                                                   $   2,641     $   2,228
     Accrued liabilities                                                   13,720        39,819
     Accrued payroll and related expenses                                   5,073         1,761
     Current portion of capital leases                                        296             6
     Deferred revenues                                                     25,471        15,072
                                                                       ------------ -------------
        Total current liabilities                                          47,201        58,886

Long-term capital leases, net of current portion                               10             -
Long-term excess facilities charges                                         5,828        22,330
Other long-term liabilities                                                 1,883         2,242
                                                                      ------------ -------------
        Total liabilities                                                  54,922        83,458

Commitments and contingencies                                                   -             -

Stockholders' equity:
     Preferred stock, $0.01 par value; Authorized - 20,000,000 shares;
        Outstanding - none as of May 31, 2002 and 2003                          -             -
     Common stock, $0.01 par value; Authorized - 200,000,000 shares;
        Outstanding - 107,583,119 shares as of May 31, 2002 and
        104,006,079 shares as of May 31, 2003                               1,076         1,040
     Contributed and paid in capital                                    1,497,596     1,490,125
     Deferred stock-based compensation                                     (1,163)         (194)
     Accumulated other comprehensive income                                   518         1,804
     Accumulated deficit                                                 (872,008)   (1,271,265)
                                                                      ------------ -------------
        Total stockholders' equity                                        626,019       221,510
                                                                      ------------ -------------
        Total liabilities and stockholders' equity                      $ 680,941    $  304,968
                                                                      ============ =============


                              LIBERATE TECHNOLOGIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)


                                                                                    FY02                         FY03
                                                                 ----------------------------------------     ----------
                                                                               Restatement
                                                                 As Reported   Adjustments   As Restated
                                                                 ----------------------------------------     ----------
Revenues:
      License and royalty                                            $ 37,801      $(5,550)    $ 32,251       $   7,626
      Service                                                          42,522       (4,310)      38,212          20,090
                                                                 ----------------------------------------     ----------
           Total revenues                                              80,323       (9,860)      70,463          27,716

Cost of revenues:
      License and royalty                                               2,091             -       2,091           1,409
      Service                                                          39,768           646      40,414          26,380
                                                                 ----------------------------------------     ----------
          Total cost of revenues                                       41,859           646      42,505          27,789

      Gross margin                                                     38,464      (10,506)      27,958             (73)

Operating expenses:
      Research and development                                         44,809         (229)      44,580          33,237
      Sales and marketing                                              26,137            -       26,137          19,259
      General and administrative                                       12,484            -       12,484          45,723
      Goodwill and intangible asset impairment                              -            -            -          37,125
      Excess facilities charges and related asset impairment            9,903            1        9,904          25,094
      Restructuring costs                                               3,075            -        3,075           9,193
      Amortization of deferred costs related to warrants               12,047            -       12,047           3,837
      Amortization of goodwill and intangible assets                  220,741            1      220,742           3,571
      Amortization of deferred stock-based compensation                 1,670           (1)       1,669           1,302
      Write-off of acquired in-process research and development             -            -            -             300
      Warrant-related asset impairment                                 44,840            -       44,840               -
                                                                 ----------------------------------------     ----------
         Total operating expenses                                     375,706         (228)     375,478         178,641
                                                                 ----------------------------------------     ----------

         Loss from operations                                        (337,242)     (10,278)    (347,520)       (178,714)

Interest income                                                        15,968            -       15,968           7,003

Other expense, net                                                     (2,799)           1       (2,798)        (14,435)
                                                                 ----------------------------------------     ----------
         Loss from continuing operations
             before income tax provision                             (324,073)     (10,277)    (334,350)       (186,146)
Income tax provision                                                      938         (201)         737           1,560
                                                                 ----------------------------------------     ----------
         Loss from continuing operations                             (325,011)     (10,076)    (335,087)       (187,706)

Loss from discontinued operations                                           -             -            -         (2,262)

Cumulative effect of a change in accounting principle                       -             -            -       (209,289)
                                                                 ----------------------------------------     ----------
        Net loss                                                    $(325,011)    $ (10,076)   $(335,087)     $(399,257)
                                                                 ========================================    ==========
Basic and diluted net loss per share:
        Continuing operations                                       $  (3.06)     $  (0.10)    $   (3.16)      $  (1.80)
                                                                 ========================================     ==========
        Discontinued operations                                     $      -      $      -     $       -       $  (0.02)
                                                                 ========================================     ==========
        Cumulative effect of change in accounting principle         $      -      $      -     $       -       $  (2.00)
                                                                 ========================================     ==========
Basic and diluted net loss per share                                $  (3.06)     $  (0.10)    $  (3.16)       $  (3.82)
                                                                 ========================================     ==========

Shares used in computing basic and diluted net loss per share         106,144             -      106,144        104,500
                                                                 ========================================     ==========


                  LIBERATE TECHNOLOGIES
     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands)
                        Unaudited
                      Quarter ended



                                                             August 31,     Nov 30,     Feb 28,     May 31,
                                                                2002          2002        2003        2003        FY03
                                                            ------------   ---------   ---------   ---------   ----------
Revenues:

      License and royalty                                    $     1,109    $  2,569    $  2,078    $  1,870    $   7,626
      Service                                                      8,111       3,751       3,501       4,727       20,090
                                                             ------------   ---------   ---------   ---------   ----------
           Total revenues                                          9,220       6,320       5,579       6,597       27,716


Cost of revenues:
      License and royalty                                            432         421         257         299        1,409
      Service                                                     11,279       6,931       4,744       3,426       26,380
                                                             ------------   ---------   ---------   ---------   ----------
          Total cost of revenues                                  11,711       7,352       5,001       3,725       27,789
Gross margin:
      Gross margin                                                (2,491)     (1,032)         578       2,872         (73)

Operating expenses:
      Research and development                                     8,677      10,612       7,494       6,454       33,237
      Sales and marketing                                          5,877       6,252       4,345       2,785       19,259
      General and administrative                                   3,711       5,461       5,945      30,606       45,723
      Goodwill and intangible asset impairment                        66           -           -      37,059       37,125
      Excess facilities charges and related asset impairment      17,090        (587)       (127)       8,718       25,094
      Restructuring costs                                          2,036          22       4,964       2,171        9,193
      Amortization of deferred costs related to warrants             941       1,006         841       1,049        3,837
      Amortization of goodwill and intangible assets                 756       1,216       1,216         383        3,571
      Amortization of deferred stock-based compensation              411         352         254         285        1,302
      Write-off of acquired in-process research and development      300           -           -           -          300
                                                             ------------   ---------   ---------   ---------   ----------
         Total operating expenses                                 39,865      24,334      24,932      89,510      178,641
                                                             ------------   ---------   ---------   ---------   ----------
         Loss from operations                                    (42,356)    (25,366)    (24,354)    (86,638)    (178,714)
Interest income                                                    2,502       2,001       1,442       1,058        7,003
Other income (expense), net                                          254     (7,150)     (2,727)     (4,812)     (14,435)
                                                             ------------   ---------   ---------   ---------   ----------
         Loss from continuing operations before income
tax provision                                                    (39,600)    (30,515)    (25,639)    (90,392)    (186,146)
Income tax provision                                                 398         407         238         517        1,560
                                                             ------------   ---------   ---------   ---------   ----------
         Loss from continuing operations                         (39,998)    (30,922)    (25,877)    (90,909)    (187,706)
Loss from discontinued operations                                    (25)       (690)       (206)     (1,341)      (2,262)
Cumulative effect of a change in accounting principle           (209,289)          -           -           -     (209,289)
                                                             ------------   ---------   ---------   ---------   ----------
        Net loss                                             $  (249,312)   $(31,612)   $ (26,083)  $ (92,250)  $ (399,257)
                                                             ============   =========   =========   =========   ==========